Exhibit 99.2

LETTER OF INTENT

Date: September 30, 2026

This Letter of Intent (“LOI”) records the current mutual intentions of the Parties with respect to a proposed strategic energy collaboration. Except as expressly set forth in Sections 8 (Confidentiality), 9 (Publicity), 10 (Securities Law Compliance), 11 (Expenses), 13 (Limitation of Remedies), 14 (Term), and 15 (Governing Law and General), this LOI is non-binding and does not create a legally enforceable agreement to proceed with the collaboration, to negotiate exclusively, or to enter into any definitive contract.

PARTIES

Party 1 — EM&T. Evolution Metals & Technologies Corp., a Delaware corporation whose common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “EMAT,” with principal executive offices at 4040 NE 2nd Avenue, Suite 349, Miami, Florida 33137 (together with its subsidiaries, “EM&T” or the “Company”).

Party 2 — VIVIFY. VIVIFY Technology Corporation, a Florida corporation, a hydrogen energy and infrastructure technology company with principal offices at 325 NE Fifth Avenue, Suite 1, Delray Beach, Florida 33483 (together with its affiliates, “VIVIFY”).

EM&T and VIVIFY are referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, EM&T is a U.S.-based critical materials and advanced manufacturing company listed on Nasdaq (EM&T), engaged in the production, refining, and manufacture of rare earth magnet materials and rare earth permanent magnets, including sintered and bonded neodymium-iron-boron (NdFeB) magnets and is developing a significant expansion of rare earth refining capacity and rare earth magnet production capacity in the United States;

WHEREAS, VIVIFY is a Florida-based hydrogen energy and infrastructure technology company that designs and develops hydrogen-based energy platforms, including its Hydrogen Oxygen Generator™ (HOG™), the Clean Air Technology™ (CAT™) emissions-control system, and the Flying Pig™ containerized hydrogen power unit engineered toward modular one-megawatt deployment, for high-demand industrial and critical-infrastructure environments;

WHEREAS, EM&T’s planned U.S. rare earth magnet campus and related domestic expansion (as described below) is expected to require substantial dedicated, reliable, and cost-effective energy infrastructure, and EM&T seeks to align that energy supply with American energy-independence and critical-materials supply-chain security objectives;

WHEREAS, the Parties believe VIVIFY’s modular, behind-the-meter hydrogen platforms may be capable of supplying grid-independent or grid-complementary power and related energy services for the type of high-demand industrial operations contemplated by EM&T’s U.S. expansion, subject to technical validation and commercial negotiation; and

WHEREAS, the Parties wish to record the principal terms they presently intend to evaluate and, if mutually satisfactory, to negotiate in good faith toward one or more binding definitive agreements;

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NOW, THEREFORE, the Parties set out their mutual intentions as follows:

1. Purpose and Strategic Rationale

The Parties intend to evaluate and, if they elect to proceed, to enter into a strategic energy collaboration (the “Collaboration”) under which VIVIFY would serve as a primary hydrogen energy technology partner and energy-infrastructure provider for EM&T’s planned U.S. expansion. The Collaboration is intended to support EM&T’s development of domestic rare earth refining capacity and rare earth permanent magnet manufacturing capacity by providing a reliable, scalable, and commercially competitive hydrogen-based energy supply aligned with American energy independence, critical-materials security, and responsible environmental performance.

2. EM&T’s U.S. Expansion Program

EM&T is developing a United States expansion program (the “U.S. Expansion”) to establish domestic capacity that is expected to include:

●	rare earth element separation and refining, including neodymium, praseodymium, dysprosium, and terbium;

●	sintered and bonded neodymium-iron-boron (NdFeB) permanent magnet production, including the installation and commissioning of ULVAC sintering and related production equipment and replication of operating know-how from EM&T’s Korean platform;

●	associated midstream activities, including recycling and hydrometallurgical and pyrometallurgical processing, alloy and powder production, and such other rare earth processing and advanced-materials manufacturing as EM&T may determine;

●	recycling of e-scrap as feedstock for EM&T’s rare earth magnet production;

●	recycling of Li-ion batteries to produce battery materials including precursor active cathode material and battery salts; and

●	development of an integrated U.S. rare earth magnet and battery materials industrial campus for all of the expansion above.

The U.S. Expansion is expected to require substantial dedicated power. EM&T has identified reliable, cost-effective, and energy-secure supply — including solutions that can be deployed on a behind-the-meter or hybrid basis and scaled with U.S. Expansion campus demand — as a critical enabling requirement.

3. VIVIFY’s Intended Role

Subject to technical validation, site selection, permitting, and the execution of binding definitive agreements, VIVIFY intends to serve as EM&T’s primary hydrogen energy technology partner and energy-infrastructure provider for the U.S. Expansion. VIVIFY’s intended role includes:

●	providing EM&T access to VIVIFY’s hydrogen energy platforms, including HOG™, CAT™, and Flying Pig™ containerized units, configured and scaled to meet agreed energy requirements of the U.S. Expansion;

●	designing, furnishing, deploying, and commissioning hydrogen energy infrastructure at EM&T’s U.S. Expansion site or sites sufficient to support specified electrical loads for rare earth refining and magnet manufacturing, beginning with modular demonstration or first-phase capacity and scaling by adding modules;

●	evaluating behind-the-meter, islanded or microgrid, and hybrid utility-complementary configurations, as required by site conditions, interconnection rules, and EM&T’s criteria for power quality, uptime, and safety;

●	providing ongoing operations and maintenance support for systems deployed at EM&T’s sites, on terms to be agreed;

●	working with EM&T to develop a scalable energy-infrastructure roadmap aligned with the phased build-out of the U.S. Expansion; and

●	collaborating with EM&T on additional applications of VIVIFY technology within EM&T’s broader operations, including emissions-control integration through the CAT™ system where technically appropriate.

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4. Key Intended Commercial Terms

The Parties intend that any binding definitive agreements would address the following commercial items. The items in this Section 4 are statements of present intent only and are not commitments as to structure, price, volume, or performance.

4.1 Energy Supply Agreement. The Parties intend to negotiate a long-term Energy Supply Agreement (an “ESA”) under which VIVIFY would supply hydrogen-based power to designated U.S. Expansion site or sites on a behind-the-meter or dedicated basis. An ESA would be expected to address, among other things: (a) contracted capacity and any minimum supply or take-or-pay construct; (b) pricing structure and escalation; (c) performance guarantees, availability, and service levels; (d) power quality and interconnection; (e) force majeure; (f) metering and invoicing; and (g) default and termination rights.

4.2 Infrastructure Development Agreement. The Parties intend to negotiate an Infrastructure Development Agreement governing the design, supply, installation, commissioning, and acceptance of VIVIFY platforms at EM&T’s U.S. Expansion site or sites, including payment milestones, site-preparation allocation, permitting support, safety protocols, training, spare parts, and acceptance testing.

4.3 Alternative or Hybrid Structures. The Parties may instead, or in combination, evaluate equipment sale, build-own-operate, energy-as-a-service, or other hybrid structures. No particular contracting model is agreed by this LOI.

4.4 Pricing. The Parties intend to negotiate commercially competitive pricing that reflects the long-term and strategic character of the Collaboration, comparable alternatives available to EM&T (including conventional utility service), VIVIFY’s cost to deploy and operate, and any performance risk VIVIFY is willing to assume.

4.5 Scalability. Infrastructure is intended to be modular and scalable so that first-phase units can support early commissioning and pilot circuits, with additional modules added as refining and magnet-production loads increase.

4.6 Clean-Energy and Policy Alignment. The Parties intend that the Collaboration support EM&T’s environmental and energy-security objectives. Any claim of domestic content, Buy American, Inflation Reduction Act, Department of Energy, Department of Defense, or similar program eligibility would be confirmed only after legal and technical review and would be stated, if at all, only in definitive documents.

5. Evaluation Workstream and Proposed Next Steps

Following execution of this LOI, the Parties intend, on a non-binding and good-faith basis, to:

●	within thirty (30) days, designate commercial and technical leads, exchange high-level load profiles and site constraints under confidentiality, and complete a joint technical assessment of EM&T’s energy requirements and VIVIFY’s proposed means of meeting them, including a site discussion or visit and an energy-demand analysis;

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●	within forty-five (45) days, have VIVIFY deliver a preliminary energy-infrastructure proposal specifying a recommended configuration for EM&T’s initial U.S. Expansion site or sites, together with indicative cost, schedule, water and footprint requirements, and phasing;

●	within ninety (90) days, seek alignment on principal commercial terms for an ESA and an Infrastructure Development Agreement, or an agreed alternative structure; and

●	within one hundred twenty (120) days, if both Parties elect to proceed, execute binding definitive agreements covering the terms the Parties have actually agreed.

These timelines are indicative only and may be adjusted by mutual written agreement. Neither Party is obligated to complete any particular study or to accept the other Party’s technical or commercial conclusions.

6. Preferred-Partner Status (Non-Binding)

During the period beginning on the date of this LOI and ending ninety (90) days thereafter, or upon the earlier of execution of binding definitive agreements or written termination of discussions by either Party (the “Preferred-Partner Period”), EM&T intends, as an expression of present intent only, to treat VIVIFY as its preferred hydrogen energy partner for the U.S. Expansion and, before entering into a binding commitment with a competing hydrogen energy provider for the same U.S. Expansion energy scope, to notify VIVIFY aand afford VIVIFY a reasonable opportunity to present revised terms.

This Section 6 is not legally binding. It does not prohibit EM&T from evaluating conventional utility service, other distributed-generation technologies, or additional energy partners, and it does not prohibit VIVIFY from pursuing other industrial, municipal, or defense deployments. No legally enforceable exclusivity, right of first refusal, or matching right is created by this Section 6 unless the Parties later execute a separate written instrument that says so expressly.

7. Conditions; Definitive Agreements

If the Parties elect to proceed, they contemplate one or more definitive agreements, which may include a master collaboration agreement, an ESA, an Infrastructure Development Agreement, site license or easement documents, and related safety, interconnection, and operations protocols (collectively, the “Definitive Agreements”). No Party will be bound to the Collaboration unless and until Definitive Agreements have been executed and delivered by authorized representatives of both Parties, and then only as those agreements provide.

Any Definitive Agreements would be expected to be conditioned on matters customary for a project of this type, including satisfactory technical due diligence and independent or additional validation of VIVIFY systems as EM&T reasonably requires; agreement on commercial terms; internal corporate approvals; site control; required governmental, utility, environmental, and safety authorizations; allocation of construction, commissioning, and performance risk; and the absence of a material adverse legal or regulatory development that would make performance impracticable.

8. Confidentiality (Binding)

Each Party agrees that non-public information disclosed by the other Party in connection with this LOI and the Collaboration, including technical data, load information, site plans, cost estimates, and the existence and terms of this LOI (“Confidential Information”), shall be held in confidence and used solely to evaluate the Collaboration. A Party may disclose Confidential Information to its directors, officers, employees, attorneys, accountants, and advisors who have a need to know and who are bound by confidentiality obligations no less protective than this Section, and as required by law, regulation, stock-exchange rule, or legal process, provided that, to the extent legally permitted, the disclosing Party gives prior notice sufficient to allow the other Party to seek a protective order.

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Confidential Information does not include information that is or becomes public other than through a breach of this LOI, was already in the receiving Party’s possession without a confidentiality duty, is independently developed without use of the disclosing Party’s information, or is rightfully received from a third party not known to be under a duty of confidentiality. The obligations in this Section 8 survive for three (3) years after the date of this LOI, except that trade secrets shall be protected for so long as they remain trade secrets under applicable law. If the Parties have previously executed a mutual nondisclosure agreement, that agreement remains in force and, in the event of conflict with this Section on confidentiality mechanics, the prior agreement controls.

9. Publicity (Binding)

Neither Party shall issue a press release or other public announcement concerning this LOI or the Collaboration without the prior written consent of the other Party, except as required by applicable law, regulation, or the rules of The Nasdaq Stock Market LLC or any other securities exchange. EM&T may make such disclosure as its counsel advises is required or advisable under the Securities Exchange Act of 1934, as amended, and related rules, and will use reasonable efforts to consult with VIVIFY in advance regarding the content of any required disclosure that identifies VIVIFY.

10. Securities Law Compliance (Binding)

VIVIFY acknowledges that EM&T is a reporting company listed on Nasdaq and that information relating to this LOI and the proposed Collaboration may constitute material non-public information (“MNPI”) under U.S. securities laws. VIVIFY agrees: (a) not to purchase or sell EM&T securities while in possession of MNPI received in connection with this LOI or the Collaboration; (b) to limit internal circulation of such information to persons with a need to know who are instructed regarding these restrictions; and (c) to notify EM&T promptly if VIVIFY believes information shared in these discussions may require public disclosure. EM&T retains sole responsibility for determining the timing and content of any securities-law disclosure relating to this LOI or the Collaboration.

11. Expenses (Binding)

Except as the Parties may later agree in a signed writing, each Party shall bear its own costs and expenses incurred in connection with this LOI, the evaluation workstream, and the negotiation of Definitive Agreements, including legal, engineering, travel, and advisor fees.

12. No Representations or Warranties (Binding)

This LOI does not constitute a representation or warranty by either Party as to any matter, including the technical performance, efficiency, emissions profile, water use, cost, or commercial readiness of VIVIFY’s energy platforms, the schedule, location, financing, or capacity of EM&T’s U.S. Expansion, or any financial term of the proposed Collaboration. Each Party will rely on its own independent assessment and on representations, if any, that are expressly set forth in executed Definitive Agreements.

13. Non-Binding Character; Limitation of Remedies (Binding)

EXCEPT FOR SECTIONS 8, 9, 10, 11, 13, 14, AND 15, THIS LOI IS AN EXPRESSION OF PRESENT INTENT ONLY. NO PAST OR FUTURE ACTION, COURSE OF CONDUCT, OR FAILURE TO ACT, AND NO PARTIAL PERFORMANCE, WILL CREATE ANY BINDING OBLIGATION TO CONSUMMATE THE COLLABORATION OR TO CONTINUE NEGOTIATIONS. NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER FOR FAILING TO REACH DEFINITIVE AGREEMENTS, FOR DISCONTINUING DISCUSSIONS, OR FOR NEGOTIATING WITH THIRD PARTIES. THE SOLE REMEDIES FOR BREACH OF THE BINDING PROVISIONS OF THIS LOI ARE DAMAGES ACTUALLY INCURRED AND INJUNCTIVE OR OTHER EQUITABLE RELIEF TO PROTECT CONFIDENTIAL INFORMATION OR TO ENFORCE SECTION 9 or 10. NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, OR FOR LOST PROFITS, ARISING OUT OF THIS LOI.

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14. Term and Termination (Binding)

This LOI is effective as of the date first written above and will expire automatically on the earliest of (a) execution of Definitive Agreements covering the Collaboration, (b) written notice of termination by either Party, or (c) one hundred eighty (180) days after the date of this LOI, unless extended in a writing signed by both Parties. Sections 8 through 11 and 13 through 15 survive expiration or termination.

15. Governing Law and General (Binding)

This LOI shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-laws principles. The state and federal courts sitting in Miami-Dade County, Florida, shall have exclusive jurisdiction over disputes arising out of the binding provisions of this LOI, and each Party consents to that venue. This LOI constitutes the entire understanding of the Parties with respect to its subject matter and supersedes prior discussions on that subject; may be amended only by a writing signed by both Parties; may be executed in counterparts, including electronic and PDF signatures, each of which is deemed an original; and may not be assigned without the prior written consent of the other Party. If any provision is held unenforceable, the remaining provisions continue in effect. Nothing in this LOI grants either Party any license to the other Party’s intellectual property. Notices shall be in writing and delivered by hand, overnight courier, or email with confirmation to the addresses set forth above or to such other address as a Party designates in writing.

16. Summary of Binding and Non-Binding Provisions

BINDING	NON-BINDING
§8 Confidentiality §9 Publicity §10 Securities Law / MNPI §11 Expenses §13 Limitation of Remedies §14 Term and Termination §15 Governing Law and General	Recitals; §1 Purpose §2 U.S. Expansion §3 VIVIFY’s Intended Role §4 Commercial Terms §5 Next Steps / Timelines §6 Preferred-Partner Status §7 Conditions; Definitive Agreements §12 No Representations

If the foregoing correctly reflects the mutual intentions of the Parties, please indicate acceptance by signing below.

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IN WITNESS WHEREOF, the Parties have caused this Letter of Intent to be executed by their duly authorized representatives as of the date first written above.

EVOLUTION METALS & TECHNOLOGIES CORP.

By:	/s/ David Wilcox
Name:	David Wilcox
Title:	Executive Chairman
Date:	9/30/2026

VIVIFY TECHNOLOGY CORPORATION

By:	/s/ Jason T. Herring
Name:	Jason T. Herring
Title:	Founder and Chief Executive Officer
Date:	9/30/2026

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